UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 298-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, the Board of Directors (the “Board”) of Genpact Limited, a Bermuda company (the “Company”), appointed Tamara Franklin to the Board, effective March 29, 2021.  The Board has not yet determined on which Board committees, if any, Ms. Franklin will serve.

Ms. Franklin, age 54, is the Chief Digital, Data and Analytics Officer at Marsh LLC, an insurance brokerage and risk management firm.  Before joining Marsh, she was the Chief Digital Officer and Vice President for IBM’s media and entertainment practice in North America, responsible for strategic planning, business development and customer acquisition for that business.  Prior to IBM, she led digital strategy across brand experience, products, services, technology infrastructure and partnerships at Scripps Networks Interactive, now Discovery, Inc.  Ms. Franklin holds a Master of Business Administration from Harvard University and a bachelor’s degree from Yale University.

In accordance with the Company’s compensation program for non-employee directors, Ms. Franklin will receive an annual base retainer of $70,000.  She will also receive an annual grant of restricted share units with a value of $175,000 based on the closing share price of a Company common share on the grant date. Ms. Franklin is also expected to enter into the Company’s standard form of indemnification agreement for directors of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: March 26, 2021	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, Chief Legal Officer and Secretary